Registration Nos. 333    and 333

      ======================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 -------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------------
                              THE MONTANA POWER COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Montana                                 81-0170530
         (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)


                               MONTANA POWER CAPITAL I
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

               Delaware                                To Be Applied For
         (STATE OF INCORPORATION                        (I.R.S. EMPLOYER
          OR ORGANIZATION)                             IDENTIFICATION NO.)

                                   40 East Broadway
                              Butte, Montana 59701-9394
                                    (406) 723-5421
                     (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL
                                 EXECUTIVE OFFICES)

      DANIEL T. BERUBE              JEROLD P. PEDERSON        ELLEN M. SENECHAL
      Chairman of the Board         Vice President and         Treasurer
      and Chief Executive Officer   Chief Financial and        The Montana Power
      The Montana Power Company      Information Officer        Company
      40 East Broadway              The Montana Power           40 East Broadway
      Butte, Montana 59701-9394     Company                     Butte, Montana
      (406) 723-5421                40 East Broadway            59701-9394
                                    Butte, Montana 59701-9394   (406) 723-5421
                                    (406) 723-5421

                                ROBERT G. SCHUUR, ESQ.
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019
                                    (212) 603-2000

                     (NAMES AND ADDRESSES, INCLUDING ZIP CODES,
         AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF AGENTS FOR SERVICE)
                              --------------------------

                                       Copy to:
                                M. DOUGLAS DUNN, ESQ.
                               ROBERT B. WILLIAMS, ESQ.
                            Milbank Tweed Hadley & McCloy
                               1 Chase Manhattan Plaza
                               New York, New York 10005

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

      ======================================================================

                           CALCULATION OF REGISTRATION FEE
      ---------------  --------------- ---------------- ------------ ----------

      TITLE OF EACH                                     PROPOSED
      EACH CLASS        AMOUNT         PROPOSED         MAXIMUM
      OF SECURITIES     TO BE           MAXIMUM         AGGREGATE   AMOUNT OF
      TO BE             REGISTERED     OFFERING PRICE   OFFERING    REGISTRATION
      REGISTERED                       PER UNIT (1)     PRICE (1)   FEE
      ---------------  --------------- ---------------- ----------  ----------
      MONTANA POWER
      CAPITAL I
      CUMULATIVE
      QUARTERLY
      INCOME
      PREFERRED
      SECURITIES...
      ---------------  --------------- ---------------- ------------ ----------
      THE MONTANA
      POWER COMPANY
      GUARANTEE AND
      OTHER OBLIGATIONS
      WITH RESPECT TO
      MONTANA POWER
      CAPITAL I CUMULATIVE
      QUARTERLY INCOME
      PREFERRED SECURITIES
      UNDER AN INDENTURE,
      AN AMENDED AND
      RESTATED TRUST
      AGREEMENT AND AN
      AGREEMENT AS TO
      EXPENSES AND
      LIABILITIES (2)......
      ---------------  --------------- ---------------- ------------ ----------
      THE MONTANA POWER
      COMPANY JUNIOR
      SUBORDINATED
      DEFERRABLE
      INTEREST
      DEBENTURES,
      __% SERIES
      DUE __ (2)...
      ---------------  --------------- --------------  -------------- ---------
      TOTAL........     $65,000,000(3)    100%          $65,000,000(3)  $19,697
      ---------------  --------------- --------------  -------------- ---------

      (1)  ESTIMATED  SOLELY FOR  THE PURPOSE  OF CALCULATING  THE REGISTRATION
           FEE.

      (2) THE MONTANA POWER COMPANY GUARANTEE, WHEN TAKEN TOGETHER WITH THE MONTANA POWER COMPANY'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, THE INDENTURE, THE AMENDED AND RESTATED TRUST AGREEMENT AND THE AGREEMENT AS TO EXPENSES AND LIABILITIES, WILL PROVIDE A FULL AND UNCONDITIONAL GUARANTEE, ON A SUBORDINATED BASIS, BY THE MONTANA POWER COMPANY OF PAYMENTS DUE ON THE CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES. NO SEPARATE CONSIDERATION WILL BE RECEIVED FOR THE MONTANA POWER COMPANY GUARANTEE AND SUCH OTHER OBLIGATIONS.

      (3) REPRESENTS THE PRINCIPAL AMOUNT OF THE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES. SUCH AMOUNT ALSO REPRESENTS THE INITIAL PUBLIC OFFERING PRICE OF THE MONTANA POWER CAPITAL I CUMULATIVE QUARTERLY INCOME PREFERRED SECURITIES.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
      THIS  REGISTRATION  STATEMENT   SHALL  THEREAFTER  BECOME   EFFECTIVE  IN
      ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED OCTOBER __, 1996

                                 PREFERRED SECURITIES

                               MONTANA POWER CAPITAL I
      %  CUMULATIVE QUARTERLY  INCOME PREFERRED  SECURITIES, SERIES  A ("QUIPS"
      SM)*
                (LIQUIDATION PREFERENCE $25.00 PER PREFERRED SECURITY)
             GUARANTEED TO THE EXTENT MONTANA POWER CAPITAL I HAS FUNDS
                                AS SET FORTH HEREIN BY

                              THE MONTANA POWER COMPANY

         The      % Cumulative Quarterly  Income Preferred Securities,  Series A
      ("Preferred Securities") offered hereby represent undivided beneficial interests in the assets of Montana Power Capital I ("Montana Power Capital"), a statutory business trust formed under the laws of the State
      of  Delaware.    The   Montana  Power  Company,  a   Montana  corporation
      ("Company"), will be the owner of all of the beneficial interests represented by common securities of Montana Power Capital ("Common Securities", together with the Preferred Securities herein referred to as the "Trust Securities"). The Bank of New York is the Property Trustee of Montana Power Capital. Montana Power Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in
      Junior Subordinated Deferrable Interest Debentures,     % Series due
           ("Junior  Subordinated Debentures"),  to be  issued by  the Company.
      The Junior Subordinated Debentures will mature on                , 20 and
      are redeemable  prior  to  maturity  at  the option  of  the  Company  as
      hereinafter described.   The Preferred Securities will have  a preference
      with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See DESCRIPTION OF
      THE PREFERRED SECURITIES   "Subordination of Common Securities."

                                                  (continued on following page)

         SEE RISK FACTORS, BEGINNING ON PAGE 3, FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

                           -------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                              -------------------------


                                  Initial Public  Underwriting   Proceeds to
                                  Offering Price  Commission(1)  Company(2)(3)
                                  -------------- -------------- ----------

      Per Unit of Preferred
         Securities..............        $          (2)              $
      Total......................        $          (2)              $


         (1) Montana Power Capital and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See UNDERWRITING.
         (2) In view of the fact that the entire proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $
              per unit of Preferred Securities  (or $         in the aggregate).
              See UNDERWRITING.
         (3)  Expenses of  the offering, which are  payable by  the Company, are
              estimated to be $          .

         The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust
      Company in New York, New York on or about                        , 199  ,
      against payment therefor in immediately available funds.

      --------------------
      *QUIPS is a servicemark of Goldman, Sachs & Co.

      GOLDMAN, SACHS & CO.
           DEAN WITTER REYNOLDS INC.
                   LEHMAN BROTHERS
                        MERRILL LYNCH & CO.
                                ---------------------
                  The date of this Prospectus is            , 199 .

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

      (continued from previous page)

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              --------------------------

         Holders of the Preferred Securities ("Holders") will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of
      March, June, September and December of each year, commencing            ,
      199    , at the annual rate of     % of the liquidation preference of $25
      per Preferred Security ("Distributions"). So long as no Event of Default under the Indenture with respect to the Junior Subordinated Debentures (a "Debenture Event of Default") shall have occurred and be continuing, the Company has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to 20 consecutive quarters (each, an "Extension Period"), provided that no such Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. Prior to the end of an Extension Period, the Company may, and at the end of such Extension Period, the Company shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, to the extent permitted by applicable law). Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the requirements set forth herein.

         If interest payments are so deferred, distributions on the Preferred Securities also will be deferred, and the Company will not be permitted to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company) or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Junior Subordinated Debentures, or make any
      guarantee  payments  with  respect  to  such  indebtedness.    During  an
      Extension  Period, the  Preferred  Securities will  accumulate additional
      Distributions  thereon  at  the  rate   of     %  per  annum,  compounded
      quarterly, and Holders of Preferred Securities will be required to accrue interest income in the form of original issue discount ("OID") for United States federal income tax purposes in advance of receipt of cash related to such income. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES "Option to Extend Interest Payment Period" and CERTAIN UNITED STATES
      FEDERAL  INCOME  TAX  CONSEQUENCES    "Potential  Extension  of  Interest
      Payment Period and Original Issue Discount."

         The payment of distributions and payments on liquidation of Montana Power Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company to the extent Montana Power Capital has sufficient funds available to make such payments ("Guarantee"). See
      DESCRIPTION  OF THE  GUARANTEE.   If the  Company fails to  make interest
      payments on the Junior Subordinated Debentures held by Montana Power Capital, Montana Power Capital will have insufficient funds to pay distributions on the Preferred Securities. The Guarantee does not cover payment of distributions when Montana Power Capital does not have sufficient funds to pay such distributions. In such event, a Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such distributions to such Holder. The Company's obligations under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

         The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures, at stated maturity or upon maturity by earlier acceleration, redemption or otherwise, in an amount equal to the amount of Junior Subordinated Debentures so repaid at
      a  redemption   price  ("Redemption   Price")  equal  to   the  aggregate
      liquidation preference of such Preferred Securities plus accumulated and unpaid distributions thereon to the date of redemption ("Redemption
      Date").    See  DESCRIPTION OF  THE  PREFERRED  SECURITIES -  "Redemption
      Procedures."  The Junior Subordinated Debentures are redeemable  prior to
      maturity at the  option of the Company (i) on or after                  ,
      in whole at any time or in part from time to time or (ii) upon the occurrence and continuation of a Special Event (as defined herein), in whole but not in part, in each case subject to the further conditions described under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES "Optional Redemption."

         The Company shall have the right to terminate Montana Power Capital at any time and cause the Junior Subordinated Debentures to be distributed to the Holders of the Preferred Securities in liquidation of Montana
      Power  Capital.     See  DESCRIPTION  OF   THE  PREFERRED  SECURITIES
      "Liquidation Distribution upon Termination."

      (continued from previous page)

         The Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company. As of June 30, 1996, the Company had approximately $625,000,000 aggregate principal
      amount  of  Senior Indebtedness  outstanding.   The  terms of  the Junior
      Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Company. See DESCRIPTION OF THE
      JUNIOR SUBORDINATED DEBENTURES   "Subordination."

         In the event of the liquidation of Montana Power Capital, the Holders of the Trust Securities will be entitled to receive either Junior Subordinated Debentures in an aggregate principal amount of $25 for each Preferred Security or, in certain circumstances, a liquidation preference of $25 for each Preferred Security, plus accrued and unpaid distributions thereon to the date of payment, subject to certain limitations. See
      DESCRIPTION OF THE PREFERRED  SECURITIES   "Liquidation Distribution upon
      Termination."

         Application will be made to list the Preferred Securities on The New York Stock Exchange ("NYSE"). If the Junior Subordinated Debentures are distributed to the Holders of Preferred Securities upon the liquidation of Montana Power Capital, the Company will use best efforts to list the Junior Subordinated Debentures on the NYSE or such other stock exchange or other organization, if any, on which the Preferred Securities are then listed.

         The Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its
      nominee.   Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the
      global  certificates.   See  DESCRIPTION  OF THE  PREFERRED  SECURITIES -
      "Book-Entry Only Issuance".

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 1995 ("1995 10-K").

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

         3. Current Reports on Form 8-K, dated January 5, January 23, April 10, April 23, and July 24, 1996.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies
      or  supersedes such  statement.    Any  such  statement  so  modified  or
      superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Services, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, telephone (406) 496-5074.


                                AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th
      Floor, New  York, New York 10048.   Copies of  such material can  also be
      obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding the Company. The Common Shares of the Company are listed on the NYSE, 20 Broad Street, New York, New York 10005, where reports and other information concerning the Company may be inspected.

         No  separate financial statements of Montana Power Capital are included
      herein.   Montana Power Capital will not  file separate reports under the
      1934 Act. The Company considers that such financial statements would not be material to Holders of the Preferred Securities because the Company is a reporting company under the 1934 Act and Montana Power Capital has no independent operations, but exists for the sole purpose of issuing the Trust Securities and holding as trust assets the Junior Subordinated Debentures.

                                     RISK FACTORS

         Prospective  purchasers   should  carefully   review  the   information
      contained in this Prospectus and should particularly consider the following risk factors with respect to the Preferred Securities and the Junior Subordinated Debentures.

      DEPENDENCE  OF   MONTANA  POWER  CAPITAL   ON  THE  COMPANY   FOR  FUNDS;
      SUBORDINATION OF JUNIOR SUBORDINATED DEBENTURES AND GUARANTEE

         The ability of Montana Power Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

         The Company's obligations under the Junior Subordinated Debentures and the Guarantee are unsecured, subordinated and junior in right of payment
      to  Senior Indebtedness  of the  Company.   As of  June 30,  1996, Senior
      Indebtedness of the Company aggregated approximately $625,000,000. There are no terms of the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior to the Junior Subordinated Debentures and the Guarantee. See DESCRIPTION OF
      THE JUNIOR SUBORDINATED DEBENTURES   "Subordination" and   DESCRIPTION OF
      THE GUARANTEE   "Status of the Guarantee."

      OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

         So long as no Debenture Event of Default shall have occurred and be continuing, the Company has the right to defer payments of interest on the Junior Subordinated Debentures for Extension Periods of up to 20 consecutive quarters; provided that any such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Prior to the end of an Extension Period, the Company may, and at the end of such Extension Period, the Company shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne
      thereby,   to  the  extent  permitted  by  applicable  law).    Upon  the
      termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments to the extent permitted by law, the Company may elect a new Extension Period, subject
      to  the requirements  set forth  herein.   If  interest  payments are  so
      deferred,  distributions  on  the   Preferred  Securities  also  will  be
      deferred, and the Company will not be permitted to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company) or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Junior Subordinated Debentures, or make any guarantee payments with respect to such indebtedness. During an Extension Period, the Preferred Securities will accumulate additional Distributions thereon at the rate set forth on the cover page hereof, compounded quarterly.
      See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES   "Option to Extend
      Interest Payment Period."

         Should an Extension Period occur, a Holder of Preferred Securities will be required to accrue OID income in respect of its pro rata share of
                                                               -------
     the Junior Subordinated Debentures held by Montana Power Capital for United
      States federal income tax purposes. As a result, a Holder of Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from Montana Power Capital if the Holder disposes of the Preferred Securities prior to the record date
      for  the payment  of distributions.   See  CERTAIN UNITED  STATES FEDERAL
      INCOME TAX CONSEQUENCES   "Potential Extension of Interest Payment Period
      and Original Issue Discount" and    "Sale, Exchange and Redemption of the
      Preferred Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to
      exercise   its  right  to  defer  payments  of  interest  on  the  Junior
      Subordinated Debentures, the  market price of the Preferred Securities is
      likely  to  be  affected.    A  Holder  that  disposes  of its  Preferred
      Securities during an Extension Period, therefore, might not receive the same return on its investment as a Holder that continues to hold its
      Preferred Securities.   In addition, as a result of  the existence of the
      Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than other securities that do not have such rights.


      RIGHTS UNDER  THE  GUARANTEE; LIMITED  FUNDS AVAILABLE  TO MONTANA  POWER
      CAPITAL

         The Guarantee guarantees to the Holders of the Preferred Securities the payment and not the collection of (i) any accrued and unpaid distributions required to be paid on the Preferred Securities, but only if and to the extent that the Property Trustee has available funds sufficient to make such payment, (ii) the Redemption Price of Preferred Securities called for redemption by Montana Power Capital, but only if and to the extent that the Property Trustee has available funds
      sufficient   to  make  such  payment,  and  (iii)  upon  a  voluntary  or involuntary dissolution, winding-up or termination of Montana Power Capital (unless the Junior Subordinated Debentures are distributed to Holders of the Preferred Securities) the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of Montana Power Capital remaining available for distribution to Holders of the Preferred Securities in liquidation of Montana Power
      Capital.   If the  Company were to  default on its  obligations under the
      Junior  Subordinated  Debentures,   Montana  Power  Capital   would  lack
      available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event
      Holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. See DESCRIPTION OF THE GUARANTEE. The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company.


      SPECIAL EVENT REDEMPTION

         Upon  the occurrence and  continuation of  a Special  Event (as defined
      under  DESCRIPTION  OF THE  JUNIOR  SUBORDINATED  DEBENTURES    "Optional
      Redemption"), the Company has the right to redeem the Junior Subordinated Debentures, in whole but not in part, within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Preferred Securities at the Redemption Price. See CERTAIN UNITED
      STATES FEDERAL INCOME TAX  CONSEQUENCES   "Possible Tax Law  Changes" for
      information concerning a possible Special Event.

      DISTRIBUTION   OF  JUNIOR   SUBORDINATED  DEBENTURES   UPON  TERMINATION;
      POTENTIAL ADVERSE EFFECT UPON MARKET PRICE

         The Company shall have the right to terminate Montana Power Capital at any time and cause the Junior Subordinated Debentures to be distributed to the Holders of Trust Securities in liquidation of Montana Power
      Capital.   There can  be no assurance  as to  the market  prices for  the
      Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of Montana Power
      Capital  were to occur.   Accordingly, the Junior Subordinated Debentures
      that a Holder of Preferred Securities may receive on termination and liquidation of Montana Power Capital may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered
      hereby.   Because  Holders  of Preferred  Securities  may receive  Junior
      Subordinated Debentures upon a termination and liquidation of Montana Power Capital, prospective purchasers of Preferred Securities are also making an investment decision with respect to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

      LIMITED VOTING RIGHTS

         Holders of Preferred Securities generally will have limited voting rights relating only to the modification of the Preferred Securities and the direction of remedies upon the occurrence of an Event of Default
      under  the Trust  Agreement (as  defined herein).   Holders  of Preferred
      Securities will not be entitled to vote to appoint, remove or replace any Trustee, which voting rights are vested exclusively in the Holder of the Common Securities, except upon the occurrence of certain events described
      herein.   The Administrative Trustees (as defined herein) and the Company may amend the Trust Agreement (as defined herein) to ensure that Montana Power Capital will be classified for United States federal income tax purposes as a grantor trust without the consent of Holders, even if such action adversely affects the interests of Holders. See "DESCRIPTION OF THE PREFERRED SECURITIES - "Voting Rights; Actions to Enforce Rights" and
        "Amendments."


      NO ESTABLISHED TRADING MARKET FOR THE PREFERRED SECURITIES; TRADING PRICE; POTENTIAL ADVERSE INCOME TAX EFFECT

         Application will be made to list the Preferred Securities on the NYSE. If approved for listing, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with
      respect  to the  underlying Junior  Subordinated Debentures.   Should  an
      Extension Period occur, a Holder that disposes of Preferred Securities between record dates for payments of distributions thereon will be
      required  to   include  accrued  but   unpaid  interest  on   the  Junior
      Subordinated Debentures through the date of disposition in income as ordinary OID income and to add such amount to such Holder's adjusted tax
      basis   in  such  Holder's  pro  rata  share  of  the  underlying  Junior
      Subordinated Debentures deemed disposed of. Such Holder will recognize a capital loss to the extent that the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES - "Sale, Exchange and Redemption of the Preferred Securities."

                                     THE COMPANY

         The Company and its subsidiaries conduct  a number of diversified,  but
      related  businesses.   The Company's  principal  business is  its Montana
      electric and natural gas utility operation, which is conducted through both its Energy Supply Division and its Energy and Communications
      Services Division.   This activity includes  regulated utility operations
      involved in  the generation, purchase, transmission,  and distribution of
      electricity,   and   the   production,   purchase,   transportation   and
      distribution of natural gas.   The Company's non-regulated businesses are
      involved principally in the mining and sale of coal, exploration for, and the development, production, processing and sale of oil and natural gas; the sale of telecommunication equipment and services; and independent power activities that include the management of long-term power sales, and the development of and investment in nonutility power projects and
      other  energy-related businesses.   The Company was  incorporated in 1961
      under the laws of the State of Montana, where its principal business is conducted, as the successor to a New Jersey corporation incorporated in 1912. The principal executive offices of the Company are located at 40 East Broadway, Butte, Montana 59701-9394. Its telephone number is (406) 723-5421.


                                MONTANA POWER CAPITAL

         Montana Power Capital is a statutory business trust created under Delaware law pursuant to a trust agreement among the Company, as
      depositor,   the  Property   Trustee,   the  Delaware   Trustee  and   an
      Administrative  Trustee  (each as  defined herein)  and a  certificate of
      trust with  the Delaware Secretary  of State on  October 15, 1996.   Such
      trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed  as  an  exhibit  to  the  Registration  Statement  of  which  this
      Prospectus  forms a part.   The Trust  Agreement will be  qualified as an
      indenture  under  the Trust  Indenture Act  of  1939, as  amended ("Trust
      Indenture Act"). Montana Power Capital's business and affairs will be conducted by The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers or affiliated with the Company. Montana Power Capital exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in its trust assets and investing the proceeds thereof in the Junior Subordinated Debentures, (ii) receiving payments to be made with respect to the Junior Subordinated Debentures and disbursing such payments in accordance with the terms of the Trust Agreement and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of Montana Power Capital, and payments under the Junior Subordinated Debentures and the Expense Agreement (as hereinafter defined) will be the sole revenue of
      Montana Power Capital.   The Common Securities will  rank pari passu, and
      payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of the Company as the Holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights
      of the  Holders of  the Preferred Securities.   The Company  will acquire
      Common Securities in an amount equal to at least 3% of the total capital of Montana Power Capital and will own all of the issued and outstanding Common Securities. Montana Power Capital has a term of approximately ___ years, but may terminate earlier as provided in the Trust Agreement. Montana Power Capital's business and affairs will be conducted by the Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of Montana Power Capital is c/o The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394.

                            SELECTED FINANCIAL INFORMATION
                (THOUSANDS OF DOLLARS, EXCEPT RATIOS AND PERCENTAGES)

         The following financial information, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information presented in or incorporated by reference into this Prospectus, including
      the  Incorporated  Documents.    In  the  opinion  of  the  Company,  all
      adjustments (constituting only normal recurring accruals) necessary for a fair statement of the consolidated results of operations of The Montana Power Company for the twelve months ended June 30, 1996, have been made.

                                                Twelve Months Ended
                                    -------------------------------------------
                                                    December 31,
                                   --------------------------------------------
                                        1991            1992               1993
                                    ----------      --------------     --------
      Consolidated Income
        statement data:
        Operating Revenues           $889,254          $943,872      $1,024,285
        Income from Operations        198,811           193,670         197,497
        Interest Expense and
           Other Income                42,703            40,966          36,166
        Net Income Available
          for Common Stock             101,925          103,275         102,858
        Ratio of Earnings to
         Fixed Charges                    2.70             2.74          2.86



                                                Twelve Months Ended
                                    ---------------------------------
                                                    December 31,       June 30,
                                   ----------------------------------     1996
                                        1994                   1995  (Unaudited)
                                    ----------      --------------     --------


      Consolidated Income
        statement data:
        Operating Revenues......    $1,005,970          $953,539       $949,772
        Income from Operations         201,103           111,352        138,957
        Interest Expense and
           Other  Income                32,285             32,841        35,516
        Net Income Available
          for Common Stock             106,365             49,710        62,408
        Ratio of Earnings to
         Fixed Charges                     3.05            1.96(1)      2.22(1)

      _______________________

         (1) Excluding the effects of the implementation of SFAS No. 21 and the writedown of a coal mining investment, effective October 1, 1995, the ratio of earnings to Fixed Charges would have been 2.84x at December 31, 1995 and 3.09x at June 30, 1996.

                                                   CAPITALIZATION
                                               (Dollars in Thousands)
                                       Outstanding
                                            at
                                      June 30, 1996         Adjusted(1)
                                      -------------        -------------

                                          Amount         Amount      Percent
                                         --------        -------     --------
       Consolidated Capitalization:   $               $
         Long-term Debt (including
       portion due within
            one year)  . . . . . . .    624,763        624,763          36.7%
         Company Obligated
       Mandatorily Redeemable
           Securities of Subsidiary
       Trust holding Parent
           Junior Subordinated
       Debentures(2) . . . . . . . .                    65,000           3.8%

         Preferred Stock . . . . . .    101,416         57,654           3.4%
                                        954,658        954,658          56.1%
         Common Equity . . . . . . .  ---------     ----------        -------
                                     $1,680,837     $1,702,075         100.0%
         Total Capitalization  . . .===========     ==========        =======
      ____________________________

      (1) To give effect to this transaction, the redemption of all of the $2.15 Preferred Stock Series and 139,200 shares of the $6.875 Preferred Stock Series.

      (2) The sole assets of such trust consist of junior subordinated debentures of the Company in principal amounts, and having other payment terms, corresponding to the securities issued by such trust.

                                   USE OF PROCEEDS

         The proceeds to be received by Montana Power Capital from the sale of the Preferred Securities will be used to purchase Junior Subordinated Debentures of the Company. Of the proceeds of such purchase, $30,000,000 will be used to redeem all of the outstanding shares of the Company's Preferred Stock $2.15 Series. The balance will be applied by the Company for general corporate purposes.


                       DESCRIPTION OF THE PREFERRED SECURITIES

         The following summaries of certain provisions of the Preferred Securities and the Trust Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         GENERAL

         The Trust Securities represent undivided beneficial interests in the assets of Montana Power Capital. The Trust Securities will have a liquidation preference of $25 per unit. Approximately 97% of the total liquidation preference amount will be represented by Preferred Securities and the remainder by Common Securities. All of the Common Securities will be owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities based on the liquidation preference of the Trust Securities, except that, if an Event of Default under the Trust Agreement resulting from a Debenture Event of Default shall have occurred and be continuing, the Preferred Securities shall have a preference over the Common Securities. (Section 4.03). The Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.07). The Company has agreed in an Agreement as to Expenses and Liabilities (the "Expense Agreement") to provide funds to Montana Power Capital as needed to pay obligations of Montana Power Capital to parties other than the holders of the Trust Securities. The Junior Subordinated Debentures and the Guarantee, together with the obligations of the Company with respect to the Preferred Securities under the Indenture, the Trust Agreement and the Expense Agreement, constitute a full and unconditional guarantee by the Company of payments on the Preferred Securities in accordance with their terms. See DESCRIPTION OF THE GUARANTEE.

         DISTRIBUTIONS

         The distributions payable on the Preferred Securities will be fixed at the annual rate set forth on the cover page of this Prospectus of the stated liquidation preference amount of $25 per Preferred Security. The term "distributions" as used herein includes interest payable on overdue distributions, unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period.
      (Section 4.01(b)).

         Distributions on the Preferred Securities will be cumulative, will accrue from, and including, the date of initial issuance thereof, and will be payable quarterly in arrears, on March 31, June 30, September 30
      and December 31 of each year, commencing             , 199 , except as
      otherwise described below. Such distributions will accrue to, and including, the first distribution payment date, and for each subsequent distribution payment date will accrue from, and excluding, the last distribution payment date through which distributions have been paid or duly provided for. In the event that any date on which distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are otherwise payable in accordance with the foregoing, a "Distribution payment date"). (Section 4.01(a) and (b)). A Business Day is used herein to mean any day, other than a Saturday or a Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed and a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business. (Section 1.01).

         The income of Montana Power Capital available for distribution to the Holders of the Preferred Securities will be limited to payments received on the Junior Subordinated Debentures. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Preferred Securities. The payment of distributions (if and to the extent Montana Power Capital has sufficient funds available for the payment of such distributions) is guaranteed by the Company as described under DESCRIPTION OF THE GUARANTEE.

         Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the register of Montana Power Capital on the relevant record dates, each of which, so long as the Preferred Securities are held in book-entry only form, will be one Business Day prior to the related distribution payment date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Only Issuance." In the event the Preferred Securities are no longer held in book-entry only form, the record date shall be 15 days prior to the related distribution payment date. (Section 4.01(d)).

         So long as no Debenture Event of Default with respect to the Junior Subordinated Debentures shall have occurred and be continuing, the Company has the right to defer payments of interest on the Junior Subordinated Debentures for Extension Periods of up to 20 consecutive quarters; provided that any such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Prior to the end of an Extension Period, the Company may, and at the end of such Extension Period, the Company shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, to the extent permitted by applicable law). Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the requirements set forth herein. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred, and the Company will not be permitted to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company) or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to such indebtedness. During an Extension Period, the Preferred Securities will accumulate additional Distributions thereon at the annual rate stated on the cover page hereof, compounded quarterly. See DESCRIPTION OF THE JUNIOR SUBORDINATED
      DEBENTURES   "Option to Extend Interest Payment Period."

         REDEMPTION

         Upon the repayment of the Junior Subordinated Debentures, whether at stated maturity or upon maturity by earlier acceleration, redemption or otherwise, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of Trust Securities at the Redemption Price. (Section 4.02). See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Optional Redemption."

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having an aggregate liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed and (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation value of the Trust Securities with respect to which such Junior Subordinated Debentures are distributed.

         REDEMPTION PROCEDURES

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only if Montana Power Capital has funds available for the payment of such Redemption Price. (Section 4.02(d)). See also "Subordination of Common Securities."

         Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date and shall specify, among other things, whether (i) less than all of the outstanding Trust Securities are to be redeemed and (ii) such redemption is conditional upon receipt of funds by the Property Trustee on the Redemption Date. (Section 4.02(b) and (c)). If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of Preferred Securities so called for redemption will cease, except the right to receive the Redemption Price, but without interest thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day, except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is not paid either by Montana Power Capital or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment. (Section 4.02(e)).

         If less than all the Trust Securities are to be redeemed on a Redemption Date, the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of less than all of the Preferred Securities represented by any certificate therefor. The Property Trustee shall promptly notify the transfer agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities certificate selected for partial redemption, the number of Preferred Securities to be redeemed. (Section 4.02(f)).

         SUBORDINATION OF COMMON SECURITIES

         If on any Distribution payment date or Redemption Date an Event of Default under the Trust Agreement resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security shall be made. (Section 4.03(a)).

         In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any such Event of Default until the effect of such Event of Default with respect to the Preferred Securities has been cured, waived or otherwise eliminated. Until any such Event of Default with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities, and only Holders of Preferred Securities will have the right to direct the Property Trustee. (Section 4.03(b)).

         LIQUIDATION DISTRIBUTION UPON TERMINATION

         Pursuant to the Trust Agreement, Montana Power Capital shall terminate
      and shall be liquidated by the Property Trustee on December 31,     , or,
      if earlier, on the first to occur of (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the redemption of all of the Preferred Securities; (iii) the receipt by the Property Trustee of a written direction from the Company to terminate Montana Power Capital (which direction may be given at any time and is wholly within the discretion of the Company); and (iv) termination of the trust by court order. (Sections 9.01 and 9.02).

         If an early termination occurs as described in clause (i), (iii) or
      (iv) above, Montana Power Capital shall be liquidated by the Property Trustee by promptly distributing, after satisfaction of all amounts due to creditors of Montana Power Capital as provided by applicable law, to each Holder of Trust Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of Montana Power Capital available for distribution to Holders, an amount equal to the aggregate liquidation preference of the Trust Securities plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because Montana Power Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by Montana Power Capital on the Trust Securities shall be paid on a pro rata basis; provided, however, that if an Event of Default has occurred and is continuing under the Trust Agreement, the Preferred Securities shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)).

         On the date fixed for the distribution of Junior Subordinated Debentures upon termination of Montana Power Capital (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding; (ii) all rights of the Holders thereof will cease, except the right to receive Junior Subordinated Debentures upon surrender of the certificates representing their Trust Securities; and (iii) the Company will use best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange or organization on which the Preferred Securities shall then be listed. (Section 9.04(c)).

         EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an Event of Default under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (i) the occurrence of a Debenture Event of Default (see DESCRIPTION
         OF THE JUNIOR SUBORDINATED DEBENTURES   "Events of Default"); or

           (ii) default by Montana Power Capital in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

           (iii) default by Montana Power Capital in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

           (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to the Property Trustee by the Holders of Preferred Securities having at least 33% of the aggregate liquidation preference amount of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

           (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Section 1.01)

         Within five Business Days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee shall transmit to the Holders of Trust Securities notice of such Event of Default, unless such Event of Default shall have been cured or waived. (Section 8.02).

         If, in the event of a Debenture Event of Default, the Debenture Trustee fails, or the holders of not less than 33% in principal amount of the outstanding Junior Subordinated Debentures fail, to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 33% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.

         VOTING RIGHTS; ACTIONS TO ENFORCE RIGHTS

         Holders of Trust Securities shall be entitled to one vote for each $25 in liquidation preference represented by their Trust Securities in respect of any matter as to which such Holders of Trust Securities are entitled to vote. Except as described below and under "Amendments," and
      under DESCRIPTION OF THE GUARANTEE   "Amendments" and as otherwise
      required by law, the Holders of the Preferred Securities will have no voting rights. (Section 6.01).

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for, or taking any other action relating to, any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Preferred Securities of a majority of the aggregate liquidation preference amount of the outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except pursuant to a subsequent vote of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that the contemplated action will not cause Montana Power Capital to fail to be classified as a "grantor trust" for United States federal income tax purposes on account of such action.
      (Section 6.01(c)).

         Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Property Trustee or any affiliate of the Company or the Property Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, a Holder of Preferred Securities may institute, to the fullest extent permitted by law, a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person. A Holder of Preferred Securities also may institute a proceeding for enforcement of payment to such Holder directly of principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder on or after the due dates specified in the Junior Subordinated Debentures. (Section 6.10).

         AMENDMENTS

         The Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and the Company, without the consent of any Holders of Trust Securities, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; provided that such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that Montana Power Capital will not be classified for United States federal income tax purposes other than as a "grantor trust" at any time that any Trust Securities are outstanding or to ensure Montana Power Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (iii) to effect the acceptance of a successor Trustee's appointment. (Section 10.03(a)).

         Except as provided below, any provision of the Trust Agreement may be amended by a majority of the Administrative Trustees and the Company with
      (i) the consent of a majority in liquidation preference amount of the Trust Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect Montana Power Capital's status as a grantor trust for United States federal income tax purposes or affect Montana Power Capital's exemption from status of an "investment company" under the Investment Company Act. (Section 10.03(b)).

         Without the consent of each affected Holder of Trust Securities, the Trust Agreement may not be amended to (i) reduce the liquidation preference of any Trust Security, (ii) change the amount or timing of any distribution with respect to the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (iii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (iv) change the consent requirement for any such actions. (Section 10.03(c)).

         TRUSTEES

         Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by act of the Holder of the Common Securities. If an Event of Default has occurred and is continuing, any Trustee may be removed at such time by act of the Holders of a majority of the Preferred Securities. No resignation or removal of any Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any Holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe an ambiguous provision in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which Holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the Holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of Montana Power Capital and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of Montana Power Capital.

         The Administrative Trustees are authorized and directed to conduct the affairs of Montana Power Capital and to operate Montana Power Capital so that Montana Power Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Securities.

         FORM, EXCHANGE, AND TRANSFER

         The following provisions shall apply to the Preferred Securities only in the event that the Preferred Securities are no longer held in book-entry only form.

         The Preferred Securities will be issuable only in fully registered form in units having a liquidation preference amount of $25 and any integral multiple thereof. At the option of the Holder, subject to the terms of the Trust Agreement, Preferred Securities will be exchangeable for other Preferred Securities of the same series, of any authorized denomination and of like tenor and aggregate liquidation preference. Subject to the terms of the Trust Agreement, Preferred Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of The Bank of New York, as transfer agent, or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Transfer Agent and Registrar. No service charge will be made for any registration of transfer or exchange of Preferred Securities, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Montana Power Capital will not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

         BOOK-ENTRY ONLY ISSUANCE

         The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants").
      DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct Participants and Indirect Participants (together, "Participants") are on file with the Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

         To facilitate subsequent transfers, all the Preferred Securities deposited by Direct Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

         Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Montana Power Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and Montana Power Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Montana Power Capital.

         Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Montana Power Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Montana Power Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

         Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

         DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and to Montana Power Capital. Under such circumstances, in the event that a successor securities depositary should not be obtained, Preferred Securities certificates would be required to be printed and delivered. Additionally, the Administrative Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. After a Debenture Event of Default, the holders of a majority in liquidation preference of the Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In that event, certificates for the Preferred Securities would be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Montana Power Capital believe to be reliable, but neither the Company nor Montana Power Capital takes responsibility for the accuracy thereof.

         CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee is The Bank of New York. In addition to acting as Property Trustee, The Bank of New York acts as trustee under the Company's Mortgage and Deed of Trust with respect to substantially all of the properties of the Company, which secures the Company's first mortgage bonds. The Bank of New York also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Indenture. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. The Company may maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of its business.


                             DESCRIPTION OF THE GUARANTEE

         The following summary of certain provisions of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. Whenever particular sections or defined terms of the Guarantee are referred to, such sections or defined terms are incorporated herein by reference. The Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         THE GUARANTEE

         The Company will irrevocably and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Preferred Securities (except to the extent paid by or on behalf of Montana Power Capital), as and when due, regardless of any defense, right of set-off or counterclaim that Montana Power Capital may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of Montana Power Capital, will be subject to the Guarantee (without duplication) (the "Guarantee Payments"): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities, but only if and to the extent that the Property Trustee has available funds sufficient to make such payment, (ii) the Redemption Price with respect to any Preferred Securities called for redemption by Montana Power Capital, but only if and to the extent that the Property Trustee has available funds sufficient to make such payment, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Montana Power Capital (unless the Junior Subordinated Debentures are distributed to the Holders), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of Montana Power Capital remaining available for distribution to Holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of Preferred Securities or by causing Montana Power Capital to pay such amounts to such Holders. (Sections 1.01 and 5.01).

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). (Section 5.05).

         The Company has agreed in the Expense Agreement to provide funds to Montana Power Capital as needed to pay obligations of Montana Power Capital to parties other than Holders of Trust Securities. The Junior Subordinated Debentures and the Guarantee, together with the obligations of the Company with respect to the Preferred Securities under the Indenture, the Trust Agreement, the Guarantee and the Expense Agreement, constitute a full and unconditional guarantee of the Preferred Securities by the Company.

         AMENDMENTS

         Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Securities (in which case no consent will be required), the terms of the Guarantee may be changed only with the prior approval of the Holders of Preferred Securities of at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities. (Section 8.02).

         EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The Holders of a majority of the liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Montana Power Capital, the Guarantee Trustee or any other person or entity. (Section 5.04).

         The Company, as Guarantor, will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance, and an officer's certificate as to the Company's compliance with all conditions under the Guarantee. (Section 2.03).





         CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any Holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.01).

         The Bank of New York will act as Guarantee Trustee. See DESCRIPTION OF THE PREFERRED SECURITIES - "Concerning the Property Trustee."

         STATUS OF THE GUARANTEE

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company to the same extent as the Junior Subordinated Debentures. (Section 6.01). The Trust Agreement provides that each Holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

         The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         GENERAL

         The Indenture provides for the issuance of unsecured, subordinated debentures (including the Junior Subordinated Debentures), notes or other evidence of indebtedness by the Company (each a "Debt Security") in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.

         The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Securities and the consideration paid by the Company for the Common Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness.

         The entire outstanding principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as defined herein), if any, on the date set forth on the cover page of this Prospectus. The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on the Trust Securities.

         If Junior Subordinated Debentures are distributed to Holders of Preferred Securities in a termination of Montana Power Capital, such Junior Subordinated Debentures will be issued in the form of one or more global securities, and DTC, or any successor securities depositary for the Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Preferred Securities.

         Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee.

         OPTIONAL REDEMPTION

         The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after ____________, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed plus any accrued and unpaid interest thereon to the date fixed for redemption or (ii) upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined below, and as so defined, collectively, a "Special Event"), in whole but not in part, on any date within 90 days of such occurrence, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures then outstanding plus any accrued and unpaid interest (including Additional Interest) thereon to the date fixed for redemption, in each case subject to conditions described in the third succeeding paragraph.

         "Tax Event" means the receipt by Montana Power Capital or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative or judicial pronouncement or decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) Montana Power Capital is, or will be, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) Montana Power Capital is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by Montana Power Capital of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), Montana Power Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

         For so long as Montana Power Capital is the Holder of all the outstanding Junior Subordinated Debentures, the proceeds of any such redemption will be used by Montana Power Capital to redeem Preferred Securities and Common Securities in accordance with their terms. The Company may not redeem less than all the Junior Subordinated Debentures unless all accrued and unpaid interest, including any Additional Interest, if any, has been paid in full (or duly provided for) on all outstanding Junior Subordinated Debentures for all quarterly interest periods terminating on or prior to the date of redemption.

         Any optional redemption of Junior Subordinated Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of Junior Subordinated Debentures, as provided in the Indenture. (Section 404).

         INTEREST

         The Junior Subordinated Debentures shall bear interest at the rate per annum set forth on the cover page of this Prospectus. Such interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing
             , 199 , to the person in whose name each Junior Subordinated Debenture is registered, by the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that Montana Power Capital will be the sole Holder of the Junior Subordinated Debentures.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed in such period (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. (Section 113).

         OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Debenture Event of Default shall have occurred and be continuing, the Company has the right to defer payments of interest on the Junior Subordinated Debentures for Extension Periods of up to 20 consecutive quarters; provided that any such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Prior to the end of an Extension Period, the Company may, and at the end of such Extension Period, the Company shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, to the extent permitted by applicable law). Upon the termination of any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the requirements set forth herein. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred, and the Company will not be permitted to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company) or (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem, or make any sinking fund payment with respect to any indebtedness that is pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to such indebtedness.

         ADDITIONAL INTEREST

         So long as any Preferred Securities remain outstanding, if Montana Power Capital shall be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such Junior Subordinated Debentures such additional interest ("Additional Interest") as may be necessary in order that the net amounts received and retained by Montana Power Capital after the payment of such taxes, duties, assessments or governmental charges shall result in Montana Power Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. (Section 313).

         DEFEASANCE

         The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture, and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of such Debt Securities, Government Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are outstanding; provided that if such deposit shall have been made prior to the maturity of such Debt Securities, the Company shall have delivered to the Debenture Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect of such Debt Securities, and such holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred. For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (Sections 101 and 701).

         SUBORDINATION

         The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the holders of Senior Indebtedness shall have the right to accelerate the maturity thereof, and, with respect to (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debt Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon. (Section 1502).

         The term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debt Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, obligation, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness. (Section 101).

         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of June 30, 1996, the Company had approximately $625,000,000 principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

         CERTAIN COVENANTS OF THE COMPANY

         The Company covenants that it shall not, and shall not permit any subsidiary of the Company to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company), or (b) make any payment of principal of or, interest or premium, if any, on or repay or repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Debt Securities or make any guarantee payments with respect to such indebtedness if at such time (i) there shall have occurred and be continuing a default under the Indenture with respect to the payment of principal of or interest on any Debt Security (whether before or after expiration of any period of grace), or (ii) the Company shall have elected to extend any interest payment period, and any such extension period, or any extension thereof, shall be continuing. (Section 608). The Company also covenants that it shall (i) maintain direct or indirect ownership of all of the Common Securities, (ii) not voluntarily (to the extent permitted by law) dissolve, terminate, liquidate or wind up Montana Power Capital, except in connection with a distribution of the Junior Subordinated Debentures to the Holders of the Preferred Securities in liquidation of Montana Power Capital or in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iii) remain the sole Depositor under the Trust Agreement and timely perform in all material respects all of its duties as Depositor, and (iv) use reasonable efforts to cause Montana Power Capital to remain a business trust and otherwise continue to be treated as a grantor trust for federal income tax purposes. (Section 609).



         CONSOLIDATION, MERGER, AND SALE OF ASSETS

         Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
      (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity assumes the Company's obligations on all Debt Securities and performance of every covenant under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Section 1101).

         EVENTS OF DEFAULT

         Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Debenture Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and
      (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors. (Section 801).

         An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

         If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the outstanding Debt Securities of such series (or, if such persons fail to act, Holders of not less than 33% in liquidation preference of the outstanding Preferred Securities) may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Trustee or the Holders of not less than 33% in principal amount of all outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

         At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

      (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

         (1)  all overdue interest on all Debt Securities of such series;

         (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

         (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

         (4) all amounts then due to the Debenture Trustee under the Indenture;

      (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 802).

         Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

         No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of at least 33% in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, (iii) such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding and (iv) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security or a holder of a Preferred Security representing an interest in a Debt Security on or after the applicable due date specified in such Debt Security. (Section 808).

         The Company will be required to furnish to the Debenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Section 606).

         MODIFICATION AND WAIVER

         Without the consent of any Holder of Debt Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; or (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable, (2) all or any series of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect (Section 1201).

         The Holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debt Security of such series affected; provided, however, that so long as Preferred Securities are outstanding such waiver shall require the consent of a majority in liquidation preference of outstanding Preferred Securities (Section 813).

         Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Section
      1201).

         Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debt Securities of all series so directly affected, considered as one class, and the consent of a majority in liquidation preference of the related outstanding Preferred Securities will be required; and provided further, that no such amendment or modification may without the consent of each Holder of Debt Securities and Preferred Securities affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date), (b) reduce the percentage in principal amount of the outstanding Debt Security of any series, (or, if applicable, in liquidation preference of Preferred Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series. (Section 1202).

         The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding. (Section 101).

         If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security. (Section 104).

         RESIGNATION OR REMOVAL OF DEBENTURE TRUSTEE

         The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Debenture Trustee and the Company (accompanied, at any time that the Preferred Securities are outstanding, by the consent of a majority in liquidation preference of the outstanding Preferred Securities). No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

         NOTICES

         Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor. (Section 106).

         TITLE

         The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Section 308).

         GOVERNING LAW

         The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.


         REGARDING THE DEBENTURE TRUSTEE

         The Debenture Trustee under the Indenture is The Bank of New York. In addition to acting as Debenture Trustee under the Indenture, The Bank of New York acts as trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. In addition, The Bank of New York acts as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. The Company may maintain deposit accounts and conduct other banking transactions with the Debenture Trustee. See DESCRIPTION OF THE PREFERRED SECURITIES - "Concerning the Property Trustee" and DESCRIPTION OF THE GUARANTEE "Concerning the Guarantee Trustee."


                     RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                 THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference amount of the Preferred Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of Montana Power Capital except Montana Power Capital's obligations to Holders of the Preferred Securities under the Preferred Securities; and (iv) the Trust Agreement further provides that Montana Power Capital will not engage in any activity that is not consistent with the limited purposes of Montana Power Capital.

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent Montana Power Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Montana Power Capital's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, Montana Power Capital will not pay Distributions or other amounts due on the Preferred Securities. The guarantee does not cover payment of Distributions when Montana Power Capital does not have sufficient funds to pay such Distributions. In such event, a Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such Holder after the respective due dates. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

         A Holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Montana Power Capital or any other person or entity.

         The Preferred Securities evidence preferred undivided beneficial interests in Montana Power Capital, and Montana Power Capital exits for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a Holder of Preferred Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a Holder of Preferred Securities is entitled to receive Distributions from Montana Power Capital (or from the Company under the Guarantee) if and to the extent Montana Power Capital has funds available for the payment of such Distributions.

         Upon any voluntary or involuntary termination, winding-up or liquidation of Montana Power Capital involving the liquidation of the Junior Subordinated Debentures, the Holders of the Preferred Securities will be entitled to receive, out of assets held by Montana Power Capital, the Liquidation Distribution in cash. See DESCRIPTION OF PREFERRED SECURITIES-"Liquidation Distribution upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of Montana Power Capital (other than Montana Power Capital's obligations to the Holders of the Preferred Securities), the positions of a Holder of Preferred Securities and a holder of the Junior Subordinated Debentures relative to the other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

         A default or event of default under any Senior Indebtedness of the Company will not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default under the Indenture.


                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes certain United States federal income tax consequences of the ownership of Preferred Securities as of the date hereof and represents the opinion of Reid & Priest LLP, special counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Preferred Securities held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Securities as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase Preferred Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended ("Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. These authorities are subject to various interpretations and it is therefore possible that the United States federal income tax treatment of the Preferred Securities may differ from the treatment described below.

         PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

         UNITED STATES HOLDERS

         As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         CLASSIFICATION OF MONTANA POWER CAPITAL

         Reid & Priest LLP, special counsel to the Company and Montana Power Capital, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the instruments establishing Montana Power Capital (and certain other documents), Montana Power Capital will be classified as a "grantor trust" for United States federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Investors should be aware that the opinion of Reid & Priest LLP is not binding on the Internal Revenue Service ("IRS") or the courts.


         CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         Based on the advice of its counsel, the Company believes and intends to take the position that the Junior Subordinated Debentures will constitute indebtedness for United States federal income tax purposes.
      No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By purchasing and accepting Preferred Securities, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

         POSSIBLE TAX LAW CHANGES

         On March 19, 1996, the Revenue Reconciliation Bill of 1996 ("Revenue Bill"), the revenue portion of President Clinton's budget proposal, was released. The Revenue Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Bill would also generally treat as equity an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. If legislation were enacted limiting, in whole or in part, the deductibility by the Company of interest on the Junior Subordinated Debentures for United States federal income tax purposes, such enactment could give rise to a Tax Event.




         PAYMENTS OF INTEREST

         Except as set forth below, stated interest on Junior Subordinated Debenture will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

         ORIGINAL ISSUE DISCOUNT AND POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

         Under income tax regulations that recently became effective, the Company believes that the Junior Subordinated Debentures will not be treated as issued with original issue discount or OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

         The Company has the right to defer payments of interest on the Junior Subordinated Debentures for Extension Periods of up to 20 consecutive calendar quarters and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. During any such Extension Period, distributions on the Preferred Securities will also be deferred. Should the Company exercise this option to extend the interest payment periods, the Junior Subordinated Debentures would at that time be treated as issued with OID and all the stated interest payments on the Junior Subordinated Debentures would thereafter be treated as OID as long as they remained outstanding. As a result, United States Holders of Preferred Securities would, in effect, be required to accrue interest income even if the holders are on the cash method of tax accounting. Consequently, in the event that the interest payment period is extended, a United States Holder would be required to include OID in income on an economic accrual basis notwithstanding that the Company will not make any interest payments during such period on the Junior Subordinated Debentures. The tax basis of a Preferred Security will be increased by the amount of any OID that is included in income, and will be decreased when and if distributions are subsequently received from Montana Power Capital by such Holders.

         RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF MONTANA POWER CAPITAL

         As described under the caption DESCRIPTION OF THE PREFERRED SECURITIES "Liquidation Distribution upon Termination," Junior Subordinated
      Debentures may be distributed to Holders of Preferred Securities in exchange for the Preferred Securities and in liquidation of Montana Power Capital. Under current law, for United States federal income tax purposes, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such Holder's aggregate tax basis in its Preferred Securities. A United States Holder's holding period for the Junior Subordinated Debentures received in liquidation of Montana Power Capital would include the period during which such Holder held the Preferred Securities.

         As described under the caption DESCRIPTION OF THE PREFERRED SECURITIES "Redemption," the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of Preferred Securities in redemption of the Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the Preferred Securities, and a Holder would recognize gain or loss as if such Holder had sold such redeemed Preferred Securities. See "Sale, Exchange and Redemption of the Preferred Securities."

         SALE, EXCHANGE AND REDEMPTION OF THE PREFERRED SECURITIES

         Upon the sale, exchange or redemption of Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or redemption and such Holder's adjusted tax basis in the Preferred Securities. A United States Holder's adjusted tax basis will, in general, be the issue price of the Preferred Securities, increased by any OID previously included in income by the United States Holder and reduced by any distributions on the Preferred Securities. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption, the Preferred Securities have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

         INFORMATION REPORTING AND BACKUP WITHHOLDING

         Subject to the qualification discussed below, income on the Preferred Securities will be reported to holders on Forms 1099, which should be mailed to such holders by January 31 following each calendar year.

         For so long as the Preferred Securities will be held in book-entry only form, Montana Power Capital will report annually to Cede & Co., as holder of record of the Preferred Securities, the interest income (or if an Extension Period has occurred, the OID) related to the Junior Subordinated Debentures that accrued during the year. Montana Power Capital currently intends to report such information on Form 1099 prior to January 31, following each calendar year. The Underwriters have indicated to Montana Power Capital that, to the extent that they hold Preferred Securities as nominees for beneficial holders, they expect to report the interest income (or OID, if appropriate) that accrued during the calendar year on such Preferred Securities to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to Montana Power Capital. Montana Power Capital, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Preferred Securities who hold their Preferred Securities through nominees other than the Underwriters will receive Forms 1099 reflecting the income on their Preferred Securities from such nominee holders rather than from Montana Power Capital or the Underwriters.

         Payments made in respect of, and proceeds from the sale of, Preferred Securities (or Junior Subordinated Debentures distributed to holders of Preferred Securities) may be subject to "backup" withholding tax of 31% if the holder fails to comply with certain identification requirements, fails to report in full dividend or interest income or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax liability, provided certain required information is provided by the holder to the Internal Revenue Service.

         These information reporting and backup withholding tax rules are subject to temporary Treasury Regulations. Accordingly, the application of such rules to the Preferred Securities could be changed.


                                       EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The statements made as to matters of law and legal conclusions under "Business Utility Division Regulation and Rates" and
      "Business Environment" in the Company's Annual Report on Form 10-K incorporated herein by reference have been reviewed by Michael E. Zimmerman, Esq., General Counsel of the Company, and are set forth therein and herein upon the authority of such Counsel as expert. As of June 30, 1996, Mr. Zimmerman owned 2,672 shares of the Company's common stock and held options to purchase 16,700 additional shares at the market price existing on the date of grant. Mr. Zimmerman's shares of common stock, including the shares subject to option, have a current fair market value of approximately $433,000.


                                       LEGALITY

         Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of Montana Power Capital are being passed upon by Richards, Layton & Finger, P.A., Special Delaware counsel for the Company and Montana Power Capital. The legality of the other securities offered hereby will be passed upon for the Company and Montana Power Capital by Michael E. Zimmerman, Esq., General Counsel of the Company and by Reid & Priest LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Montana law will be passed upon only by Michael E. Zimmerman, Esq. Certain United States federal income taxation matters will be passed upon for the Company and Montana Power Capital by Reid & Priest LLP, special tax counsel to the Company and Montana Power Capital.


                                     UNDERWRITING


           Subject to the terms and conditions of the Underwriting Agreement, the Company and Montana Power Capital have agreed that Montana Power Capital will issue and sell to each of the Underwriters named below, and each of the Underwriters, for whom Goldman, Sachs & Co., Dean Witter Reynolds Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Representatives, has severally agreed to purchase from Montana Power Capital the respective number of Preferred Securities set forth opposite its name below:

                                                          Number of
                                                      Preferred Securities
                      Underwriters
                      ------------                  ______________________
       Goldman, Sachs & Co.  . . . . . . . . . .

       Dean Witter Reynolds Inc. . . . . . . . .
       Lehman Brothers Inc.  . . . . . . . . . .
       Merrill Lynch, Pierce, Fenner & Smith
       Incorporated. . . . . . . . . . . . . . .


            Total  . . . . . . . . . . . . . . .        ===============


         Subject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Preferred Securities offered hereby, if any are taken.

         The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities
      dealers at such price less a concession of $.   per unit of Preferred
      Securities.  The Underwriters may allow, and such dealers may reallow, a
      concession not in excess of $.    per unit of Preferred Securities to
      certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

         In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that the Company will pay as compensation, for the Underwriters' arranging the investment therein of
      such proceeds, an amount of $    per unit of Preferred Securities for the
      accounts of the several Underwriters.

         The Company and Montana Power Capital have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to an including the earlier of (i) the termination of trading restriction on the Preferred Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of Montana Power Capital or any preferred securities or any other securities of the Company or Montana Power Capital which are substantially similar to the Preferred Securities, including any guarantee of such securities, or any securities convertible or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Company or Montana Power Capital, without the prior written consent of the Representatives, except for the Preferred Securities and the Guarantee offered in connection with the offering.

         Prior to this offering, there has been no public market for the Preferred Securities. Application will be made to list the Preferred Securities on the NYSE. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders. Trading of the Preferred Securities on the NYSE is expected to commence within a seven-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Company that they intend to make a market in the Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue any such market making at any time without notice.

         The Company and Montana Power Capital have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the 1933 Act.

         Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated engage in transactions with, and from time to time have performed services for, the Company in the ordinary course of business.


      <PAGE BREAK>

      ==================================================
      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
      INFORMATION OR TO MAKE ANY REPRESENTATIONS
      OTHER  THAN THOSE CONTAINED IN THIS
      PROSPECTUS AND, IF GIVEN OR MADE, SUCH
      INFORMATION OR REPRESENTATIONS MUST NOT
      BE RELIED UPON AS HAVING BEEN AUTHORIZED.
      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
      TO SELL OR THE SOLICITATION OF AN OFFER
      TO BUY ANY SECURITIES OTHER THAN THE
      SECURITIES DESCRIBED IN THIS PROSPECTUS
      OR AN OFFER TO SELL OR THE SOLICITATION
      OF ANY OFFER TO BUY SUCH SECURITIES IN
      ANY CIRCUMSTANCES IN WHICH SUCH OFFER
      OR SOLICITATION IS UNLAWFUL.  NEITHER
      THE DELIVERY OF THIS PROSPECTUS NOR ANY
      SALE MADE HEREUNDER SHALL, UNDER ANY
      CIRCUMSTANCES, CREATE ANY IMPLICATION
      THAT THERE HAS BEEN NO CHANGE IN THE
      AFFAIRS OF THE COMPANY SINCE THE DATE
      HEREOF OR THAT THE INFORMATION CONTAINED
      HEREIN IS CORRECT AS OF ANY TIME
      SUBSEQUENT TO ITS DATE.


            -------------------

             TABLE OF CONTENTS

                                          Page
                                          -----


      INCORPORATION OF CERTAIN
         DOCUMENTS BY REFERENCE................2
      AVAILABLE INFORMATION....................2
      RISK FACTORS.............................3
      THE COMPANY..............................6
      SELECTED FINANCIAL INFORMATION...........7
      USE OF PROCEEDS..........................8
      DESCRIPTION OF THE PREFERRED
         SECURITIES............................8
      DESCRIPTION OF THE GUARANTEE.............15
      DESCRIPTION OF THE JUNIOR
         SUBORDINATED DEBENTURES...............17
      RELATIONSHIP AMONG THE
         PREFERRED SECURITIES,
         THE JUNIOR SUBORDINATED DEBENTURES
         AND THE GUARANTEE.....................25
      CERTAIN UNITED STATES FEDERAL INCOME
        TAX CONSEQUENCES.......................26
      EXPERTS..................................29
      LEGALITY.................................29
      UNDERWRITING.............................30

      ==================================================


      ==================================================
                       PREFERRED SECURITIES

                      MONTANA POWER CAPITAL I

                  % CUMULATIVE QUARTERLY INCOME
             PREFERRED SECURITIES, SERIES A ("QUIPS")


                    GUARANTEED TO THE EXTENT
                MONTANA POWER CAPITAL I HAS FUNDS
                     AS SET FORTH HEREIN BY


                    THE MONTANA POWER COMPANY







                            -----------
                            PROSPECTUS
                            ----------

                      GOLDMAN, SACHS & CO.
                    DEAN WITTER REYNOLDS INC.
                       LEHMAN BROTHERS
                      MERRILL LYNCH & CO.

               REPRESENTATIVES OF THE UNDERWRITERS

      ==================================================

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


      ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

         Filing fee Securities and Exchange Commission  . . . . . . .  $ 19,697
         Fees of the Trustees . . . . . . . . . . . . . . . . .         17,500*
         Fees of counsel to Company and Trust . . . . . . . . . . . .  150,000*
         Auditors' fees . . . . . . . . . . . . . . . . . . . . . . .   55,000*
         Rating agencies' fees  . . . . . . . . . . . . . . . . . . .   45,000*
         Printing and engraving.  . . . . . . . . . . . . . . . . . .   20,000*
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .   27,803*
                                                                      ---------
         Total expenses                                               $335,000*
                                                                      =========

      ----------------------
      *  Estimated.


      ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Articles of Incorporation of the Company provide for the indemnification of directors and officers to the extent and in the manner provided in Sections 35-1-451 through 35-1-457, Montana Code Annotated, which Sections are as follows:

         35-1-451. Definitions. As used in 35-1-451 through 35-1-459, the following definitions apply:

         (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) (a) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

         (b) Director includes, unless the context requires otherwise, the estate or personal representative of a director.

         (3)  "Expenses" include attorneys' fees.

         (4) "Liability" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

         (5)  (a)  "Official capacity" means:

              (i) when used with respect to a director, the office of director in a corporation; or

              (ii) when used with respect to an individual other than a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

           (b) Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

         (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         35-1-452.  Authority to indemnify.

         (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if:

           (a)  he conducted himself in good faith;

           (b)  he reasonably believed:

              (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and

              (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

           (c) in the case of any criminal procedure, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, it not, of itself, a determination that the director did not meet the standard of conduct described in this section.

         (4)  A corporation may not indemnify a director under this section:

              (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

              (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         35-1-453. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

         35-1-454.  Advance for expenses.

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

              (a) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in 35-1-452;

              (b) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and

              (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under 35-1-451 through 35-1-459.

         (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

         35-1-455. Court-ordered indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

         (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

         (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

         35-1-456.  Determination and authorization of indemnification.

         (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

         (2)  The determination must be made:

              (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

              (b) if a quorum cannot be obtained under subsection (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

              (c)  by special legal counsel:

                (i) selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) or (2)(b); or

                (ii) if a quorum of the board of directors cannot be
              obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by majority vote of the full board of directors in which selected directors who are parties may participate; or

              (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.

         35-1-457. Indemnification of officers, employees, and agents. Unless a corporation's articles of incorporation provide otherwise:

         (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as to a director;

         (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

         (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

                                   *  *  *  *  *  *

         The by-laws of the Company further provide that the foregoing right of indemnification shall not exclude or restrict any other rights or actions which any director or officer may have, and shall be available whether or not the director or officer continues to hold such office at the time of incurring such expense or discharging Such liability.

         The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses and insuring officers and directors of the Company against certain other liabilities and expenses.


      ITEM 16. EXHIBITS.
      ------------------

                  PREVIOUSLY FILED*
               -------------------
                 WITH
                 FILE      AS
      EXHIBIT    NUMBER  EXHIBIT
      --------   ------- --------
        1(a)                   --   Form of Underwriting Agreement.
        4(a)                   --   Trust Agreement relating to the Preferred
                                    Securities
        4(b)                   --   Form of Amended and Restated Trust
                                    Agreement relating to the Preferred
                                    Securities.
        4(c)                   --   Form of Indenture relating to the Junior
                                    Subordinated Debentures.
        4(d)                   --   Form of Guarantee Agreement.
        4(e)                   --   Form of Agreement as to Expenses and
                                    Liabilities (Exhibit C to Exhibit 4(b)).
        4(f)                   --   Form of Officers' Certificate establishing
                                    Debentures (including the form of Junior
                                    Subordinated Debenture as Exhibit A).
        4(g)                   --   Form of Preferred Securities (Exhibit D to
                                    Exhibit 4(b)).
        5(a)                   --   Opinion of Michael E. Zimmerman, Esq.,
                                    General Counsel for the Company.
        5(b)
        and 8                  --   Opinion of Reid & Priest LLP, of counsel to
                                    the Company.
        5(c)                   --   Opinion of Richards, Layton & Finger,
                                    Special Delaware Counsel to the Company and
                                    Montana Power Capital.
        12(a)                  --   Computation of Ratio of Earnings to Fixed
                                    Charges of the Company.
        23(a)                  --   Independent Auditors' Consent (See page II-
                                    8).
        23(b)                  --   Consents of Michael E. Zimmerman, Esq.,
                                    Reid & Priest LLP and Richards, Layton &
                                    Finger are contained in Exhibits 5(a), 5(b)
                                    and 5(c), respectively.
        24                     --   Power of Attorney (see page II-6).
        25(a)                  --   Statement on Form T-1 of The Bank of New
                                    York relating to Amended and Restated Trust
                                    Agreement.
        25(b)                  --   Statement on Form T-1 of The Bank of New
                                    York relating to Indenture.
        25(c)                  --   Statement on Form T-1 of The Bank of New
                                    York relating to Guarantee Agreement.
      -------------------------------------
      *Incorporated herein by reference.



      ITEM 17. UNDERTAKINGS.

         Each undersigned registrant hereby undertakes:

           (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

         Each director and/or officer of the registrants whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and any registration statement of the registrant relating to the Preferred Securities, Guarantee or Junior Subordinated Debentures filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and the registrants hereby also appoint each such Agent for Service as their attorney-in-fact with like authority to sign and file any such amendments or registration statement in their names and on their behalf.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Butte-Silver Bow, and State of Montana, on the 16th day of October, 1996.


                                              THE MONTANA POWER COMPANY




                                              By:  /s/ D. T. Berube

                                                ------------------------------
                                                 (D. T. Berube, Chairman of the
                                                   Board and Chief Executive
                                                      Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.
                   Signature                     Title              Date
                   ---------                    ------             -----


        /s/ D. T. Berube                  Chairman of the     October 16, 1996
       ---------------------------------  Board, Chief
         D. T. Berube                     Executive Officer
        (Principal Executive Officer)     and Director



        /s/ J. P. Pederson                Vice President and  October 16, 1996
       ---------------------------------  Chief Financial
        J. P. Pederson                    and Information
         (Principal Financial and         Officer
           Accounting Officer)            and Director



        /s/ T. H. Adams                   Director            October 16, 1996
       --------------------------------
          T. H. Adams


        /s/ A. F. Cain                    Director            October 16, 1996
       --------------------------------
          A. F. Cain


        /s/ R. D. Corette                 Director            October 16, 1996
       ---------------------------------
        R. D. Corette


        /s/ K. Foster                     Director            October 16, 1996
       ---------------------------------
        K. Foster



        /s/ R. P. Gannon                  Director            October 16, 1996
       ---------------------------------
        R. P. Gannon


        /s/ B. D. Harris                  Director            October 16, 1996
       ---------------------------------
        B. D. Harris


        /s/ C. T. Hibbard                 Director            October 16, 1996
       ---------------------------------
        C. T. Hibbard


        /s/ D. P. Lambros                 Director            October 16, 1996
       ---------------------------------
        D. P. Lambros


        /s/ J. R. Jester                  Director            October 16, 1996
       ---------------------------------
        J. R. Jester



        /s/ C. Lehrkind, III              Director            October 16, 1996
       ---------------------------------
        C. Lehrkind, III


        /s/ J. P. Lucas                   Director            October 16, 1996
       ---------------------------------
        J. P. Lucas



        /s/ A. K. Neill                   Director            October 16, 1996
       ---------------------------------
        A. K. Neill


        /s/ G. H. Selover                 Director            October 16, 1996
       ---------------------------------
        G. H. Selover


        /s/ N. E. Vosburg                 Director            October 16, 1996
       ---------------------------------
        N. E. Vosburg




                                      SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE MUNICIPALITY OF BUTTE-SILVER BOW, AND STATE OF MONTANA, ON THE 16TH DAY OF OCTOBER, 1996.

                                              MONTANA POWER CAPITAL I


                                              By:/s/ Ellen M. Senechal
                                                -----------------------
                                              Ellen M. Senechal, not in her
                                              individual capacity but solely
                                              as Trustee

                                                                 EXHIBIT 23 (A)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 9, 1996 appearing on page 50 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


      /s/ Price Waterhouse LLP
      --------------------------
      Price Waterhouse LLP
      Portland, Oregon
      October 16, 1996

                                    EXHIBIT INDEX
                                   ----------------

        1(a)            --   Form of Underwriting Agreement.

        4(a)            --   Trust Agreement relating to the Preferred
                             Securities

        4(b)            --   Form of Amended and Restated Trust Agreement
                             relating to the Preferred Securities.

        4(c)            --   Form of Indenture relating to the Junior
                             Subordinated Debentures.

        4(d)            --   Form of Guarantee Agreement.

        4(f)            --   Form of Officers' Certificate establishing
                             Debentures (including the form of Junior
                             Subordinated Debenture as Exhibit A).

        5(a)            --   Opinion of Michael E. Zimmerman, Esq., General
                             Counsel for the Company.

        5(b)
        and 8           --   Opinion of Reid & Priest LLP, of counsel to the
                             Company.

        5(c)            --   Opinion of Richards, Layton & Finger, Special
                             Delaware Counsel to the Company and Montana Power
                             Capital.

        12(a)           --   Computation of Ratio of Earnings to Fixed Charges
                             of the Company.

        25(a)           --   Statement on Form T-1 of The Bank of New York
                             relating to Amended and Restated Trust Agreement.

        25(b)           --   Statement on Form T-1 of The Bank of New York
                             relating to Indenture.

        25(c)           --   Statement on Form T-1 of The Bank of New York
                             relating to Guarantee Agreement.